Exhibit 99.3

HANMI FINANCIAL CORPORATION AMENDS
THREE ITEMS IN SECOND-QUARTER 2004 PRESS RELEASE

LOS ANGELES — August 9, 2004 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, noted that in its press release of July 27, 2004, in which it reported second-quarter 2004 financial results, average assets, return on average assets, and return on average equity for the quarter ended June 30, 2004 were incorrectly stated.

As reported in the Company’s Form 10-Q for the quarter ended June 30, 2004, average assets were $2,668,337,000, return on average assets was 1.13 percent, and return on average equity was 9.97 percent. Return on tangible equity, as originally stated, was 19.72 percent.

About Hanmi Financial Corporation:

Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide varied quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

Contact:	Hanmi Financial Corporation
	Michael J. Winiarski, CFO	(213) 368-3200
	Stephanie Yoon, Investor Relations	(213) 427-5631

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